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                                                                     EXHIBIT 99
                                  NEWS RELEASE

DATE:   April 2, 2002

FROM:   Winland Electronics, Inc.           CONTACT:  Lorin E. Krueger
        1950 Excel Drive                    Chief Executive Officer
        Mankato, Minnesota 56001            (507) 625-7231
        http://www.winland.com/

FOR IMMEDIATE RELEASE

                 WINLAND ELECTRONICS POSTPONES ANNUAL MEETING
                         BECAUSE OF SHAREHOLDER PROPOSAL

MANKATO, Minn. / April 2, 2002 / PR Newswire / Winland Electronics, Inc. (Amex: WEX) announced today that it received a shareholder proposal from Dyna Technology, Inc., a Utah corporation solely owned by Ralph I. Call and his wife, Nola D. Call; Dyna Technology owns more than 10% of Winland's common stock. The shareholder proposal was presented to Winland for its next annual meeting originally scheduled for May 14, 2002 and asks shareholders to instruct the Company's board of directors to implement cumulative voting for the election of directors. Winland is seeking guidance from the Securities and Exchange Commission (SEC) regarding the Company's obligation to include the shareholder proposal in its proxy statement. The amount of time required for the SEC's review will prevent the Company from proceeding with its meeting on May 14, 2002. Winland will reschedule its annual meeting upon receipt of the SEC's response and will then announce the rescheduled date.

Winland Electronics, based in Mankato, MN, designs and manufactures custom electronic control products and systems, as well as proprietary products for the security/industrial marketplace.